Registration No. 333-XXXXX

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________
Community Trust Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Kentucky	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

346 North Mayo Trail P.O. Box 2947 Pikeville, Kentucky	41502
(Address of principal executive offices)	(Zip code)

_____________________

Community Trust Bancorp, Inc.
2025 Stock Ownership Incentive Plan
(Full Title of the Plan)

_____________________

Mark A. Gooch
Chairman, President, and Chief Executive Officer
Community Trust Bancorp, Inc.
346 North Mayo Trail
P.O. Box 2947
Pikeville, Kentucky 41502
(Name and Address of Agent for Service)

(606) 432-1414
(Telephone Number, Including Area Code, of Agent for Service)

_____________________

With a copy to:
Christopher W. D. Jones Dentons Bingham Greenebaum LLP 3500 PNC Tower 101 South Fifth Street Louisville, KY 40202 (502) 589-4200

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-accelerated Filer ☐

Smaller Reporting Company ☐	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Community Trust Bancorp, Inc. (the “Registrant”) is being filed by the Registrant to register 550,000 shares of the Registrant’s common stock, $5.00 par value per share (the “Common Stock”), issuable under the Community Trust Bancorp, Inc. 2025 Stock Ownership Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *
Item 2. Registrant Information and Employee Plan Annual Information. *

* The information required by Part I of Form S-8 to be contained in this Item is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the Community Trust Bancorp, Inc. 2025 Stock Ownership Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than Current Reports on Form 8-K, or portions thereof, “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein):

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024, including the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 18, 2024, incorporated by reference therein;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 9, 2024;
(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the Commission on August 8, 2024;
(d)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Commission on November 8, 2024;
(e)	the Registrant’s Current Reports on Form 8-K and 8-K/A filed with the Commission on January 25, 2024, April 24, 2024, July 24, 2024, and October 25, 2024; and
(f)
the description of the Registrant’s Common Stock set forth in the registration statement filed by the Registrant pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that the Registrant is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article VI of the Registrant’s Articles of Incorporation, as amended, provides that any person who was or is a party or threatened party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant: (a) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Registrant employee or agent, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise) by the Registrant against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful); (b) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Registrant employee or agent, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another enterprise) for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the Registrant), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant provided that no such indemnification may be made in accordance with this clause (b) if he is adjudged liable to the Registrant, unless a court determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification; and (c) shall be indemnified by the Registrant for all expenses of such litigation when he is successful on the merits.

The indemnification described in clauses (a) and (b) above shall be made only upon a determination, by (i) a majority vote of the disinterested directors, or (ii) the stockholders, that indemnification is proper because the applicable standard of conduct has been met. The board of directors of the Registrant or the stockholders may authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them. The indemnification and the advancement of expenses provided for by Article VI are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Article X of the Registrant’s Articles of Incorporation, as amended, provides director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of his duties as a director, provided that this provision will not eliminate or limit the liability of a director for the following: (a) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the Registrant or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (c) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the Kentucky Revised Statutes; or (d) for any transaction from which the director derived an improper personal benefit. Article X is applicable with respect to any such breach of duties by a director of the Registrant as a director notwithstanding that such director thereafter ceases to be a director. Article X inures to the personal benefit of such director’s heirs, executors, and administrators.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.
Item 8. Exhibits.
Number	Description
4.1	Articles of Incorporation of the Registrant and all amendments thereto (incorporated by reference to Registration Statement No. 33-35138)
4.2	By-laws of the Registrant, as amended July 25, 1995 (incorporated by reference to Registration Statement No. 33-61891)
4.3	Amendment to the By-laws of the Registrant, dated January 29, 2008 (incorporated by reference to current report on Form 8-K filed January 30, 2008)
4.4	Community Trust Bancorp, Inc. 2025 Stock Ownership Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 18, 2024)
5.1*	Opinion of Dentons Bingham Greenebaum LLP as to the validity of the securities registered hereunder
23.1*	Consent of Forvis Mazars, LLP
23.2*	Consent of Dentons Bingham Greenebaum LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
FILING FEE*	Calculation of Filing Fee

*  Filed herewith

Item 9.  Undertakings.
(a) The Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(A)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(B)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(C)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A), (B), and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
* * * * *

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pikeville, Commonwealth of Kentucky, as of November 12, 2024.
COMMUNITY TRUST BANCORP, INC. By: /s/ Mark A. Gooch Mark A. Gooch Chairman, President, and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Mark A. Gooch and Kevin J. Stumbo, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 12th day of November, 2024 by the following persons in the capacities indicated.

/s/ Mark A. Gooch	Chairman, President, and Chief Executive Officer (Principal Executive Officer)
Mark A. Gooch

/s/ Kevin J. Stumbo	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)
Kevin J. Stumbo

/s/ Charles J. Baird	Director
Charles J. Baird

/s/ Franklin H. Farris, Jr.	Director
Franklin H. Farris, Jr.

/s/ Eugenia “Crit” Luallen	Director
Eugenia “Crit” Luallen

/s/ Ina Michelle Matthews	Director
Ina Michelle Matthews

/s/ James E. McGhee, II	Director
James E. McGhee, II

/s/ Franky Minnifield	Director
Franky Minnifield

/s/ Jefferson F. Sandlin	Director
Jefferson F. Sandlin

/s/ Anthony W. St. Charles	Director
Anthony W. St. Charles

/s/ Chad C. Street	Director
Chad C. Street

/s/ Lillian (Kay) Webb	Director
Lillian (Kay) Webb